UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2017

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

Two Prudential Plaza Suite 4100 Chicago, IL (Address of principal executive offices)		60601 (Zip Code)
(312) 819-7200 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ Emerging growth company (Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark of the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2017, the Board of Directors (the “Board”) of Hill-Rom Holdings, Inc. (the “Company”) increased the size of the Board from 10 to 11 members and appointed Mr. Gary Ellis to serve as director on the Board. The Board also appointed Mr. Ellis a member of the Audit Committee. These actions were effective October 5, 2017.

Also on October 5, 2017, Mr. Rolf Classon, the Chairman of the Board, notified the Company of his decision not to stand for re-election to the Board at the Company’s Annual Meeting of Shareholders to be held on March 6, 2018 (the “2018 Annual Meeting”). Mr. Classon’s decision was not the result of any disagreement with the Company or its management. Mr. Classon will remain in his current role until the 2018 Annual Meeting.

In accordance with the Company’s non-employee director compensation program, as described in the Company’s proxy statement for its 2017 Annual Meeting of Shareholders under the caption “Director Compensation,” Mr. Ellis is entitled to cash and equity compensation for service on the Board and the Audit Committee. There are no arrangements or understandings between Mr. Ellis and any other persons pursuant to which Mr. Ellis was named as a director. There are no transactions or relationships between the Company and Mr. Ellis that are reportable under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On October 5, 2017, the Company announced the appointment of Mr. Ellis to the Board and Mr. Classon’s decision not to stand for re-election to the Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit 99.1 Press release of Hill-Rom Holdings, Inc., dated October 5, 2017

Additional Information and Where to Find It

The foregoing press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Hill-Rom Holdings, Inc. A solicitation of proxies in connection with the 2018 Annual Meeting will be made only by the Company’s definitive proxy statement that will be mailed to all shareholders of record on the record date of January 1, 2017. The Company will be filing a definitive proxy statement for the annual meeting with the Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the proxy statement and any other relevant documents filed or that will be filed with the SEC when they become available because they will contain important information. Shareholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at http://www.sec.gov or through the Company’s own website at http://ir.hill-rom.com. This Form 8-K is being filed as soliciting material pursuant to Rule 14a-12 under the Exchange Act solely as a precautionary matter, notwithstanding the fact that the issuer does not believe it constitutes solicitation material.

Participants in the Solicitation

The directors, nominees for election as director, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in connection with the matters to be considered at the 2018 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with such matters will be set forth in the definitive proxy statement to be filed with the SEC. In addition, information about the Company’s executive officers and directors may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and in its definitive proxy statement filed with the SEC on January 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.
(Registrant)

DATE: October 5, 2017	By:	/s/ Deborah M. Rasin

	Name: Title:	Deborah M. Rasin Senior Vice President Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release, dated October 5, 2017, issued by the Company.